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                                                                     EXHIBIT 99

         AGREEMENT REGARDING DISCLOSURE OF LONG-TERM DEBT INSTRUMENTS

     In reliance upon Item 601(b)(4)(iii)(A), of Regulation S-K, Westfield America, Inc., a Missouri corporation (the "Company"), has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Company hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

                                       WESTFIELD AMERICA, INC.


                                       By: /s/ Peter S. Lowy
                                          -----------------------------------
                                          Peter S. Lowy
                                          CO-PRESIDENT